                                                                      Exhibit 21
                                                                      ----------

                 SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY
                 ---------------------------------------------

                                                     State of             Percentage
                                                   Jurisdiction           of Voting
                                                        of                Securities
Name of Subsidiary                                Incorporation           Owned
------------------                                -------------           -----
1751 Hancock Street Company                       California              100%(1)
228 Coshocton, Inc.                               Nevada                  100%
Alchem, Inc.                                      Massachusetts           100%(1)
American Agar and Chemical Company                California              100%(1)
B-D (Cambridge, U.K.) Ltd.                        United Kingdom          100%(1)
Bauer & Black, Inc.                               Delaware                100%
BBL Realty, Inc.                                  Maryland                100%(1)
BD Holding S. de R.L. de C.V.                     Mexico                  100%(1)
Becton, Dickinson A.G.                            Switzerland             100%(1)
Becton, Dickinson Aktiebolag                      Sweden                  100%(1)
Becton, Dickinson and Company, Ltd.               Ireland                 100%
Becton, Dickinson B.V.                            Netherlands             100%
Becton, Dickinson de Mexico, S.A. de C.V.         Mexico                  100%(1)
Becton, Dickinson France, S.A.                    France                  100%
Becton, Dickinson Warenvertriebs Ges.m.b.H.       Austria                 100%(1)
Becton, Dickinson GmbH                            Germany                 100%(1)
Becton, Dickinson Industrias Cirurgicas, S.A.     Brazil                  100%(1)
Becton, Dickinson  Italia S.p.A.                  Italy                   100%(1)
Becton, Dickinson U.K. Limited                    United Kingdom          100%(1)
Becton, Dickinson U.K. Holdings Limited           United Kingdom          100%(1)
Becton, Dickinson (Royston) Limited               United Kingdom          100%(1)
Becton Dickinson, S.A.                            Spain                   100%(1)
Becton Dickinson (Mauritius) Limited              Mauritius               100%(1)
Becton Dickinson (Pty) Ltd.                       South Africa            100%(1)
Becton Dickinson (Thailand) Limited               Thailand                100%(1)
Becton Dickinson AcuteCare, Inc.                  Massachusetts           100%(1)
Becton Dickinson AcuteCare Holdings, Inc.         Delaware                100%
Becton Dickinson Asia Limited                     Hong Kong               100%(1)
Becton Dickinson Asia Pacific Limited             British Virgin Islands  100%
Becton Dickinson Benelux N.V.                     Belgium                 100%(1)
Becton Dickinson Canada Inc.                      Canada                  100%(1)
Becton Dickinson Cellular Imaging Systems B.V.    Netherlands             100%(1)
Becton Dickinson Czechia s.r.o.                   Czech Republic          100%(1)
Becton Dickinson de Colombia Ltda.                Colombia                100%(1)
Becton Dickinson del Uruguay S.A.                 Uruguay                 100%(1)
Becton Dickinson Diagnostics Inc.                 Delaware                100%
Becton Dickinson Distribution Center N.V.         Belgium                 100%(1)
Becton Dickinson Enterprises Incorporated         New Jersey              100%(1)
Becton Dickinson Foreign Sales Corporation        Barbados                100%(1)
Becton Dickinson Hellas S.A.                      Greece                  100%(1)

Becton Dickinson Hungary Kft.                     Hungary                 100%(1)
Becton Dickinson India Pvt. Ltd.                  India                   100%(1)
Becton Dickinson Infusion Therapy Systems Inc.,
     S.A. de C.V.                                 Mexico                  100%(1)
Becton Dickinson Infusion Therapy Systems Inc.    Delaware                100%
Becton Dickinson Insulin Syringe, Ltd.            Cayman Islands          100%(1)
Becton Dickinson Ithalat Ihracat Ltd. Sirketi     Turkey                  100%(1)
Becton Dickinson Korea, Inc.                      Korea                   100%
Becton Dickinson Medical (S) Pte Ltd.             Singapore               100%(1)
Becton Dickinson Medical Devices Co. Ltd.,Suzhou  P.R.C.                   90%
Becton Dickinson Medical Products Pte. Ltd.       Singapore               100%
Becton Dickinson Monoclonal Center, Inc.          Delaware                100%
Becton Dickinson New Zealand                      New Zealand             100%(1)
Becton Dickinson O.Y.                             Finland                 100%(1)
Becton Dickinson Overseas Services Ltd.           Nevada                  100%
Becton Dickinson Pen Limited                      Ireland                 100%
Becton Dickinson Penel Limited                    Cayman Islands          100%(1)
Becton Dickinson Philippines, Inc.                Philippines             100%(1)
Becton Dickinson Polska Ltd. Sp. z.o.o.           Poland                  100%(1)
Becton Dickinson Pty. Ltd.                        Australia               100%(1)
Becton Dickinson Sdn.Bhd.                         Malaysia                100%(1)
Becton Dickinson Venezuela, C.A                   Venezuela               100%(1)
Becton Dickinson Worldwide, Inc.                  Delaware                100%
Bedins Ltd.                                       Bermuda                 100%(1)
Belvedere, Inc.                                   New Hampshire           100%(1)
Benex Ltd.                                        Ireland                 100%
Beta - Lab Limited                                United Kingdom          100%(1)
BMS Realty, Inc.                                  Maryland                100%(1)
Cascade Medical Leasing, Inc.                     Oregon                  100%(1)
Cell Analysis Systems, Inc.                       Illinois                100%
Collaborative Biomedical Products, Inc.           Delaware                100%
Controladora S. de R.L. de C.V                    Mexico                  100%(1)
D.H. Farms Company                                Michigan                100%(1)
D.L.D., Ltd.                                      Bermuda                 100%(1)
D.L.D. Company                                    Delaware                100%(1)
Dantor S.A.                                       Uruguay                 100%(1)
Difco Laboratories GmbH                           Germany                 100%(1)
Difco Laboratories Incorporated                   Michigan                100%
Difco Laboratories Incorporated                   U.S. Virgin Islands     100%(1)
Difco Laboratories Incorporated                   Wisconsin               100%(1)
Difco Laboratories Limited                        United Kingdom          100%(1)
Difco Microbiology Systems, Inc.                  Michigan                100%(1)
Digestive Ferments Company                        Michigan                100%(1)
DWS, Inc.                                         Oregon                  100%
EPV S.A. de C.V.                                  Mexico                  100%(1)
JLI Leasing, Inc.                                 Maryland                100%(1)
Johnston Ferguson Vestal, Inc.                    Maryland                100%
Johnston Laboratories, Inc.                       Maryland                100%
Laboratorios Difco,Ltda.                          Brazil                   60%(1)
Lee Laboratories Inc.                             Georgia                 100%(1)
Med-Safe Systems, Inc.                            California              100%

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
MICROPETTE, Inc.                                  Delaware                100%
Nippon Becton Dickinson Company, Ltd.             Japan                   100%(1)
Pasco Laboratories Inc.                           Colorado                100%(1)
PharMingen                                        California              100%
PharMingen Canada Inc.                            Canada                  100%(1)
PharMingen Deutschland GmbH                       Germany                 100%(1)
PharMingen SPC                                    California              100%(1)
Phase Medical, Inc.                               California              100%(1)
Promedicor de Mexico, S.A. de C.V.                Mexico                  100%(1)
Rindanor BD Sociodad Anomina Uruguay              Uruguay                 100%(1)
Southeastern Animal Resources, Inc.               Georgia                 100%(1)
Visitek Limited                                   United Kingdom          100%(1)

(1) owned by a wholly-owned subsidiary of Becton, Dickinson and Company.